UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

0-29020

(Commission File Number)

Delaware	75-2528700
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 W. Plano Parkway, Suite 300

Plano, Texas 75075

(Address of principal executive offices, with zip code)

(972) 488-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, Viewcast.com, Inc. (the “Company”) elected not to renew the employment contracts of John C. Hammock, Manager of Strategic Accounts, and Adrian Giuhat, Chief Technical Officer and Senior Vice President of Product Development. Each executive remains employed by the Company in his current capacity and each employment contract remains in effect until the current one year term of each contract expires.

The Company, and these managers, are seeking to reduce expenses and liabilities so that the Company may strengthen its financial condition and be more competitive in the long-term. The Company currently expects Mr. Hammock and Mr. Giuhat to continue to lead Viewcast as the company pursues building a profitable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.

Date: September 13, 2013	By:	/s/ Lance E. Ouellette
Lance E. Ouellette
President and Chief Executive Officer